LIMITED ACCESS State Street Corporation Third-Quarter 2012 Financial Highlights October 16, 2012 Exhibit 99.3

LIMITED ACCESS Forward-Looking Statements This presentation contains forward-looking statements as defined by United States securities laws, including statements relating to our goals and expectations regarding our business, financial condition, (including without limitation, Basel III capital ratios), results of operations, investment portfolio performance and strategies, the financial and market outlook, governmental and regulatory initiatives and developments, and the business environment, including without limitation the Basel III capital ratios. Forward-looking statements are often, but not always, identified by such forward-looking terminology as "plan," "expect," "look," "believe," "anticipate," "estimate," "seek," "may," "will," "trend," "target,” and "goal," or similar statements or variations of such terms. These statements are not guarantees of future performance, are inherently uncertain, are based on current assumptions that are difficult to predict and involve a number of risks and uncertainties. Therefore, actual outcomes and results may differ materially from what is expressed in those statements, and those statements should not be relied upon as representing our expectations or beliefs as of any date subsequent to October 16, 2012. Important factors that may affect future results and outcomes include, but are not limited to: the financial strength and continuing viability of the counterparties with which we or our clients do business and to which we have investment, credit or financial exposure including, for example, the direct and indirect effects on counterparties of the current sovereign debt risks in Europe and other regions; financial market disruptions or economic recession, whether in the U.S., Europe or other regions internationally; increases in the volatility of, or declines in the level of, our net interest revenue, changes in the composition of the assets on our consolidated statement of condition and the possibility that we may be required to change the manner in which we fund those assets; the liquidity of the U.S. and international securities markets, particularly the markets for fixed-income securities and inter-bank credits, and the liquidity requirements of our clients; the level and volatility of interest rates and the performance and volatility of securities, credit, currency and other markets in the U.S. and internationally; the credit quality, credit agency ratings, and fair values of the securities in our investment securities portfolio, a deterioration or downgrade of which could lead to other-than-temporary impairment of the respective securities and the recognition of an impairment loss in our consolidated statement of income; our ability to attract deposits and other low- cost, short-term funding, and our ability to deploy deposits in a profitable manner consistent with our liquidity requirements and risk profile; the manner in which the Federal Reserve and other regulators implement the Dodd-Frank Act, Basel III, European directives with respect to banking and financial instruments and other regulatory initiatives in the U.S. and internationally, including regulatory developments that result in changes to our operating model or other changes to the provision of our services; adverse changes in required regulatory capital ratios, whether arising under the Dodd-Frank Act, Basel II or Basel III, or due to changes in regulatory positions or regulations in jurisdictions in which we engage in banking activities; increasing requirements to obtain necessary approvals of the Federal Reserve and our other regulators for the use, allocation or distribution of our capital or for other specific capital actions or programs, including acquisitions, dividends and equity repurchases, without which our growth plans, distributions to shareholders, equity purchase programs or other capital initiatives may be restricted; changes in law or regulation that may adversely affect our, our clients' or our counterparties' business activities and the products or services that we sell, including additional or increased taxes or assessments thereon, capital adequacy requirements and changes that expose us to risks related to compliance; the maintenance of credit agency ratings for our debt and depository obligations as well as the level of credibility of credit agency ratings; delays or difficulties in the execution of our previously announced business operations and information technology transformation program, which could lead to changes in our estimates of the charges, expenses or savings associated with the planned program, resulting in increased volatility of our earnings; the results of, and costs associated with, government investigations, litigation, and similar claims, disputes, or proceedings; the possibility that our clients will incur substantial losses in investment pools where we act as agent, and the possibility of significant reductions in the valuation of assets; adverse publicity or other reputational harm; dependencies on information technology, complexities and costs of protecting the security of our systems and difficulties with protecting our intellectual property rights; our ability to grow revenue, attract and/or retain and compensate highly skilled people, control expenses and attract the capital necessary to achieve our business goals and comply with regulatory requirements; potential changes to the competitive environment, including changes due to regulatory and technological changes, the effects of consolidation, and perceptions of State Street as a suitable service provider or counterparty; potential changes in how clients compensate us for our services, and the mix of services that clients choose from us; the risks that acquired businesses and joint ventures will not achieve their anticipated financial and operational benefits or will not be integrated successfully, or that the integration will take longer than anticipated, that expected synergies will not be achieved or unexpected disynergies will be experienced, that client and deposit retention goals will not be met, that other regulatory or operational challenges will be experienced and that disruptions from the transaction will harm relationships with clients, employees or regulators; the ability to complete acquisitions, divestitures and joint ventures, including the ability to obtain regulatory approvals, the ability to arrange financing as required and the ability to satisfy closing conditions; our ability to recognize emerging clients' needs and to develop products that are responsive to such trends and profitable to the company; the performance of and demand for the products and services we offer, including the level and timing of redemptions and withdrawals from our collateral pools and other collective investment products; and the potential for new products and services to impose additional costs on us and expose us to increased operational risk; our ability to measure the fair value of the investment securities on our consolidated statement of condition; our ability to control operating risks, data security breach risks, information technology systems risks and outsourcing risks, and our ability to protect our intellectual property rights, the possibility of errors in the quantitative models we use to manage our business and the possibility that our controls will prove insufficient, fail or be circumvented; changes in accounting standards and practices; and changes in tax legislation and in the interpretation of existing tax laws by U.S. and non-U.S. tax authorities that affect the amount of taxes due. Other important factors that could cause actual results to differ materially from those indicated by any forward-looking statements are set forth in our 2011 Annual Report on Form 10-K and our subsequent SEC filings. We encourage investors to read these filings, particularly the sections on risk factors, for additional information with respect to any forward-looking statements and prior to making any investment decision. The forward-looking statements contained in this presentation speak only as of the date hereof, October 16, 2012, and we do not undertake efforts to revise those forward-looking statements to reflect events after that date. This presentation presents certain highlights of, and also material supplemental to, State Street’s news release announcing i ts third-quarter 2012 financial results. That news release contains a more detailed discussion of many of the matters described in this presentation and is accompanied by detailed financial tables. This presentation is designed to be reviewed together with that news release, which is available on State Street’s website at www.statestreet.com/stockholder.

LIMITED ACCESS • GAAP EPS of $1.36 includes a net pre-tax benefit of $277 million (net after-tax benefit of $166 million, or $0.35 per share) – The net pre-tax benefit of $277 million is composed of: – a $362 million benefit related to claims associated with the 2008 Lehman Brothers bankruptcy; partially offset by: – a $60 million provision for previously disclosed litigation arising out of the asset management and securities lending businesses; and – a special $25 million contribution to fund the Company's charitable grant-making activities • Operating-basis(1) net income available to common shareholders of $473 million; operating-basis EPS of $0.99 • Equity markets are improving, but clients remain conservative in their investment allocations, which adversely affects our revenue • Core asset servicing and asset management fees compared to second quarter of 2012 are higher due to improving equity markets and new business wins – New asset servicing mandates of $211 billion – 32 new alternative asset servicing mandates – Net new assets to be managed by SSgA of $78 billion – Strong new business pipeline (1) Includes operating-basis financial results, where noted. Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. Third-Quarter 2012 Financial Highlights(1) 3

LIMITED ACCESS Third-Quarter 2012 Financial Highlights(1) (Continued) • Market-driven revenue continues to be pressured from the Eurozone crisis, a persistent low interest-rate environment and weak trading activity – Foreign-exchange trading weak due to low volatility and changes in mix – Operating-basis net interest margin (NIM) of 1.44% • Continue to aggressively manage expenses – Achieved positive operating leverage(2) compared to Q2 2012 and to Q3 2011 – On track to achieve incremental annual pre-tax operating-basis expense(1) savings in the range of $90 million to $100 million in 2012 from the Business Operations and Information Technology Transformation program, and estimated cumulative expense savings through the end of 2012 are expected to be approximately $180 million(3) • Strong capital position – Remain focused on returning capital to shareholders through dividends and common stock purchases – Declared a $0.24 per share common stock dividend and purchased $480 million of common stock during the quarter – Tier 1 common ratio of 17.8% at quarter-end – Estimated pro forma tier 1 common ratio was 11.3%(4) at September 30, 2012, under the recent U.S. Basel III Notices of Proposed Rulemaking (NPRs) – NPRs currently in comment period; assuming implementation in 2015 (1) Operating-basis financial highlights are a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of expenses, each as determined on an operating basis. (3) Estimated pre-tax, run-rate operating-basis expense savings relate only to the Business Operations and Information Technology Transformation program and are based on projected incremental improvement in 2012 from total 2010 operating-basis expenses of $6.18 billion; actual expenses of the Company may increase or decrease due to other factors. (4) See page 10. 4

LIMITED ACCESS Summary of GAAP Financial Results % change $ in millions, except per share data Q3 ’12 Q2 ’12 Q3 ’11 Revenue $2,356 (2.8)% (2.9)% Expenses $1,415 (20.2)% (21.3)% EPS(1) $1.36 38.8% 23.6% Q3 ’12 Q2 ’12 Q3 ‘11 ROE 13.3% 10.0% 11.2% Average diluted shares outstanding 480.0 488.5 494.8 (1) GAAP EPS of $1.36 includes a net pre-tax benefit of $277 million (after-tax benefit of $166 million, or $0.35 per share), composed of a $362 million benefit related to claims associated with the 2008 Lehman Brothers bankruptcy; a $60 million provision for previously disclosed litigation arising out of the asset management and securities lending businesses; and a special $25 million contribution to fund the Company's charitable grant-making activities. 5

LIMITED ACCESS Summary of Operating-Basis (Non-GAAP) Financial Results(1) (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. (2) Operating leverage is defined as the rate of growth of total revenue less the rate of growth of expenses, each as determined on an operating basis. % change $ in millions, except per share data Q3 ’12 Q2 ’12 Q3 ’11 Revenue $2,348 (3.2)% (2.7)% Expenses $1,664 (3.7)% (2.9)% EPS $0.99 (2.0)% 3.1% Q3 ‘12 Q2 ‘12 Q3 ‘11 ROE 9.6% 10.3% 9.8% Average diluted shares outstanding 480.0 488.5 494.8 Achieved Positive Operating Leverage(2) 6

STATE STREET

Operating-Basis (Non-GAAP) Revenue[(1)]

$ in millions	Q3'12	% change Q2'12	% change Q3'11
Servicing fees	$1,100	1.3%	(0.5)%
Investment management fees	251	2.0	9.6
Trading services	232	(9.0)	(30.5)
Securities finance	91	(36.4)	7.1
Processing fees and other	45	(6.3)	(50.0)
Net interest revenue	611	(2.9)	8.3
Gains (Losses) related to investment securities, net	18	(5.3)	260.0
Total operating-basis revenue	**$2,348**	**(3.2)%**	**(2.7)%**

Resilience in Core Servicing and Management Fees

Key Drivers

- Sequential quarter growth of servicing fees reflected strength in global equity markets and net new business
- Sequential growth in management fees primarily due to stronger equity markets. Compared to the year-ago quarter, increase due to stronger equity markets and net new business
- FX driving weakness in trading services due to lower volatility and client mix
- Sequential drop in securities finance from elevated seasonal Q2
- Processing fees and other decreased from year-ago quarter due to gains related to real estate and certain leases recorded in Q3 '11 and amortization expense related to tax-advantaged investments in Q3 '12 which was a primary factor in reducing the tax rate to 24.5%
- NIR lower than Q2 due to higher-yielding assets maturing and floating-rate assets re-pricing at lower rates
- Operating-basis NIM of 1.44%; expect operating-basis NIM to be in the middle of 1.45%-1.55% range for full-year 2012

(1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information.

7

LIMITED ACCESS Operating-Basis (Non-GAAP) Expenses(1) % change $ in millions Q3’12 Q2’12 Q3’11 Compensation and employee benefits $916 (2.8)% (5.1)% Information systems and communications 211 1.4 10.5 Transaction processing services 170 (1.2) (5.6) Occupancy 115 - (3.4) Other 252 (13.4) (2.3) Total operating-basis expenses $1,664 (3.7)% (2.9)% Key Drivers • Compensation and employee benefits decreased sequentially and from year-ago quarter primarily due to reductions in compensation and employee benefit costs associated with the continued execution of the Business Operations and Information Technology Transformation program • Information systems and communications up from Q3 ’11 primarily due to costs related to activities transitioned in connection with the Business Operations and Information Technology Transformation program • Other expenses down from Q2 due to lower securities processing costs and professional fees Driving Operating Efficiencies Through Transformation and Expense Management (1) Results presented on an operating basis, a non-GAAP presentation. Refer to the addendum included with this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. 8

LIMITED ACCESS Balance Sheet Strategy and Investment Portfolio Highlights Balance Sheet Strategy Guidelines Invest in high quality assets • Invest through the cycle • Solid credit profile: ~90% AAA / AA rated • Diversify by asset class and geography Prudently manage balance sheet within risk appetite • Portfolio duration: ~1.5 years • Target fixed-rate securities to be ~40-45% of total investment portfolio • Target duration gap of ~1/4 - 1/2 year Maintain a strong capital position • Optimize the balance sheet under newly proposed Basel III requirements • Manage the investment portfolio for capital efficiency, risk appetite and appropriate return Third Quarter 2012 Highlights(1) • Portfolio $115 billion, up from $114 billion at end of Q2 • Credit profile: 88% AAA / AA • Portfolio duration: 1.52% • Portfolio: 45% fixed/55% floating • Unrealized after-tax MTM gain: $577 million • Discount accretion of $40 million; approximately $850 million expected to accrue over the remaining lives of the conduit securities(2) • Purchased $7.3 billion; average yield: 1.67% • Duration gap: 0.28 years (1) At period end. (2) Based on numerous assumptions, including holding the securities to maturity, anticipated prepayment speeds, credit quality and sales. 9

LIMITED ACCESS Capital (1) All capital ratios in this presentation refer to State Street Corporation and not State Street Bank and Trust Company. Total risk-based capital, or total capital, tier 1 risk-based capital, or tier 1 capital, and tier 1 leverage ratios are calculated in accordance with currently applicable regulatory requirements. The TCE and tier 1 common ratios are described in the addendum included with this presentation. (2) Basel III capital ratios reflect the impact, along with reconciliations applicable thereto, estimated by State Street, of the Notices of Proposed Rulemaking (NPRs) issued by federal banking regulators in June 2012 regarding capital, primarily the application of the Simplified Supervisory Formula Approach (SSFA). The capital rules in the NPR are not final. These estimates are subject to change based on regulatory clarifications, further analysis, the results of industry comment on the NPRs and other factors. Refer to the addendum included with this presentation for information concerning the specified capital ratios and for reconciliations of the Basel III tier 1 common ratio to the tier 1 common ratio calculated under currently applicable regulatory guidelines. Capital Ratios at September 30, 2012(1) Total capital 21.3% Tier 1 capital 19.8% Tier 1 leverage 7.6% Tier 1 common 17.8% TCE 7.6% Pro forma Basel III tier 1 common ratio at September 30, 2012(2) Estimated pro forma tier 1 common ratio under Basel III NPRs, including impact of SSFA(2), as of September 30, 2012; excluding scheduled run-off and anticipated reinvestment and excluding GSAS acquisition 11.3% Estimated pro forma tier 1 common ratio under Basel III NPRs, including impact of SSFA(2) by January 1, 2015 from scheduled run- off and anticipated reinvestment and including GSAS acquisition 11.9% Q3 Highlights • Maintained strong capital position • For the quarter ended September 30, 2012, purchased 11.4 million common shares at a total cost of $480 million • $840 million remaining under the $1.8 billion stock purchase program, effective through March 31, 2013 Returning Capital to Shareholders in the Form of Dividends and Share Purchases is a Priority 10

LIMITED ACCESS 11 ADDENDUM A. Investment Portfolio B. Non-GAAP Measures and Capital Ratios 11

LIMITED ACCESS 12 A. Investment Portfolio As of September 30, 2012 12

LIMITED ACCESS Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. OECD=Organization for Economic Cooperation and Development FFELP=Federal Family Education Loan Program Investment Portfolio Assets: Investment Portfolio as of September 30, 2012 Government / Agency Structured Securities Unsecured Credit Treasuries Agency debentures Agency mortgages Small Business Administration loans OECD governments FFELP Student Loans Asset-backed securities (ABS) Mortgage-backed securities (MBS) Commercial mortgage-backed securities (CMBS) Covered bonds Corporate bonds Municipals $53 billion $46 billion $16 billion 13

LIMITED ACCESS • Assets selected using rigorous credit process • Diversified by asset class and geography • 88.1% AAA / AA rated • Constructed to perform well through periods of economic weakness • Unrealized after-tax available for sale (AFS) and held to maturity (HTM) mark to market (MTM) gain = $577M(1) Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. (1) At 09/30/12: After-tax Unrealized MTM Gain/(Loss) includes after-tax unrealized gain on securities available for sale of $622 million, after-tax unrealized gain on securities held to maturity of $165 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(210) million. (2) Beginning in August 2011, US Treasuries and Agencies/Agency MBS became split rated – AAA by Moody’s and AA by S&P. For dates after August 2011, these securities are classified separately in the table above and not included in either the AAA or AA classifications. (3) Certain securities previously categorized as Not Rated, are now included in the AAA category, based on Moody’s/S&P ratings. US$ in billions US Treasuries & Agencies(2) AAA AA A BBB <BBB Not Rated(3) Total Unrealized After-tax MTM Gain / (Loss) ($M) 09/30/12 $33.9 $44.4 $22.9 $8.4 $3.1 $2.0 $0.1 $114.8 $577 29.5% 38.6% 20.0% 7.3% 2.7% 1.8% 0.1% 100.0% 12/31/11 $32.6 $49.9 $15.5 $7.0 $2.5 $2.2 $0.1 $109.8 $(374) 29.7% 45.4% 14.1% 6.4% 2.3% 2.0% 0.1% 100.0% 12/31/10 $74.8 $10.6 $5.5 $2.3 $1.9 $0.2 $95.3 $(504) 78.5% 11.1% 5.8% 2.4% 2.0% 0.2% 100.0% 12/31/09 $67.9 $11.3 $6.8 $3.5 $7.5 $0.3 $97.3 $(2,286) 69.7% 11.6% 7.0% 3.6% 7.8% 0.3% 100.0% 12/31/08 $62.0 $8.8 $3.9 $2.9 $0.8 $0.4 $78.8 $(6,316) 78.6% 11.1% 4.9% 3.7% 1.1% 0.6% 100.0% Investment Portfolio Investment Portfolio Detail as of September 30, 2012 14

LIMITED ACCESS Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Fixed Rate / Floating Rate Government / Agency Securities 44% 32% 24% — — — — 5.4 4.7 12 84% / 16% Asset-backed Securities — 63% 28% 6% 1% 2% — 53.2 46.4 (264) 5% / 95% Mortgage-backed Securities 93% 2% — 2% 1% 2% — 33.9 29.5 420 84% / 16% Commercial Mortgage- backed Securities 2% 75% 9% 11% 2% 1% — 5.2 4.5 95 73% / 27% Corporate Bonds — — 13% 55% 32% — — 6.4 5.6 190 97% / 3% Covered Bonds — 100% — — — — — 1.1 1.0 10 27% / 73% Municipal Bonds — 11% 71% 14% 3% — 1% 4.4 3.8 129 98% / 2% Clipper Tax-exempt Bonds / Other — 52% 46% — 1% — 1% 5.2 4.5 (15) 28% / 72% Total Portfolio 29% 39% 20% 7% 3% 2% 0% 114.8 100.0 577(2) 45% / 55% Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. (2) At 09/30/12: After-tax Unrealized MTM Gain/(Loss) includes after-tax unrealized gain on securities available for sale of $622 million, after-tax unrealized gain on securities held to maturity of $165 million and after-tax unrealized loss primarily related to securities previously transferred from available for sale to held to maturity of $(210) million. Investment Portfolio Holdings by Asset Class as of September 30, 2012 15

LIMITED ACCESS Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Student Loans — 27% 69% 3% — 1% — 17.0 32.0 (316) Credit Cards — 98% — 1% 1% — — 11.7 22.0 46 Auto / Equipment — 99% — 1% — — — 4.3 8.1 10 Foreign RMBS — 79% 7% 13% — 1% — 14.3 26.9 100 CLOs — 54% 44% — 1% 1% — 3.7 6.9 50 Sub-Prime — 5% 14% 17% 18% 46% — 1.6 3.0 (150) HELOC — — 21% — — 79% — 0.1 0.2 (10) Other — — 17% 46% 35% 2% — 0.5 0.9 6 TOTAL ABS — 63% 28% 6% 1% 2% — 53.2 100.0 (264) Portfolio amounts are expressed at Book Value; Book Value includes the amortized cost of transferred securities at the time they were transferred. 1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. R BS = Residential Mortgage Backed Securities; CLO = Collateralized Loan Obligation; HELOC = Home Equity Line of Credit Investment Portfolio Asset-backed Securities Holdings as of September 30, 2012 16

LIMITED ACCESS Ratings(1) Book Value ($B) Book Value (% Total) Unrealized After-tax MTM Gain / (Loss) ($M) Investment UST / AGY AAA AA A BBB <BBB Not Rated Agency MBS 100% — — — — — — 31.4 80.3 414 Non-Agency MBS — 27% 4% 27% 8% 34% — 2.5 6.4 6 CMBS 2% 75% 9% 11% 2% 1% — 5.2 13.3 95 TOTAL MBS 81% 12% 1% 3% 1% 2% — 39.1 100.0 515 (1) US Treasuries and Agencies/Agency MBS are split rated - AAA by Moody’s and AA+ by S&P. These securities are classified separately in the table above and not included in either the AAA or AA classifications. Investment Portfolio Mortgage-backed Securities Holdings as of September 30, 2012 17

LIMITED ACCESS September 30, 2012 Book Book Value ($ billion) Value Average Gov't/ ABS ABS Corporate Covered ($B) Rating Agency FRMBS All Other Bonds Bonds Other United Kingdom 11.0 AAA - 8.2 2.3 0.3 0.2 - Australia 5.9 AA - 2.7 1.3 0.2 0.3 1.4 Netherlands 3.0 AAA - 2.8 0.1 0.1 - - Canada 2.0 AAA 1.7 - - 0.3 - - Germany 1.9 AAA - - 1.9 - - - Japan 1.3 A 1.3 - - - - - France 1.0 AAA - - 0.6 0.2 0.2 - Italy 0.4 A - 0.2 - 0.2 - - Spain 0.3 A - 0.3 - - - - Finland 0.3 AAA - - - - 0.3 - Ireland 0.1 B - 0.1 - - - - Portugal 0.1 BBB - 0.1 - - - - Other 0.4 AA - - 0.1 0.2 0.1 - Non-US Investments 27.7 3.0 14.4 6.3 1.5 1.1 1.4 US Investments 87.1 Total Portfolio 114.8 Non-US Investments: Ratings Non-US Investments: Asset Class (2) (1) Sovereign debt is reflected in the government agency column. (2) Country of collateral except for Corporates, where country of issuer is used Excludes equity securities of approximately $0.1 billion (1) Investment Portfolio Non-US Investment Summary as of September 30, 2012 Gov't/Agency 10.8% ABS: FRMBS 51.5% ABS: All Other 22.8% Corp 5.6% Cov'd 4.1% Oth r 5.2% AAA 76.8% AA 9.8% A 10.3% BBB 2.4% BB 0.4% <BB 0.3% NR 0.0% 18

LIMITED ACCESS 19 B. Non-GAAP Measures and Capital Ratios Refer to the addendum linked to this presentation for explanations of our non-GAAP financial measures and for reconciliations of our operating-basis financial information. To access the addendum Click Here. 19